UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☑                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CYNOSURE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

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April 24, 2008

Dear Stockholders:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Cynosure, Inc., to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 on Wednesday, May 14, 2008 at 10:00 a.m.

At the Annual Meeting, stockholders will be asked to elect one classified director and four class B directors to our board of directors and to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Our board of directors recommends approval of both of these proposals.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so at the Annual Meeting.

The Proxy Statement and the accompanying form of proxy are first being mailed to the stockholders of Cynosure, Inc. entitled to vote at the Annual Meeting on or about April 24, 2008.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Michael R. Davin
President, Chief Executive Officer and
Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 14, 2008

The Annual Meeting of Stockholders of Cynosure, Inc. will be held on Wednesday, May 14, 2008 at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, to consider and act upon the following matters:

1.	Elect one class III classified director for the next three years (to be voted on by all stockholders);

2.	Elect four class B directors for the next year (to be voted on by the holders of class B common stock only);

3.	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008 (to be voted on by all stockholders); and

4.	Transact other business, if any, that may properly come before the Annual Meeting or any adjournment of the meeting.

Stockholders of record at the close of business on Thursday, March 20, 2008 are entitled to receive this notice of our Annual Meeting and to vote at the Annual Meeting and at any adjournments of the meeting.

Included with this Notice and Proxy Statement is a copy of our Annual Report to Stockholders for the year ended December 31, 2007, which contains our consolidated financial statements and other information of interest to our stockholders.

By Order of the Board of Directors,

Michael R. Davin
President, Chief Executive Officer and
Chairman of the Board of Directors

April 24, 2008

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

CYNOSURE, INC.

5 Carlisle Road

Westford, Massachusetts 01886

PROXY STATEMENT

For our 2008 Annual Meeting of Stockholders to be held on May 14, 2008

Cynosure, Inc. (often referred to as “we” or “us” in this document) is sending you this proxy statement in connection with the solicitation of proxies by our board of directors for use at our 2008 Annual Meeting of Stockholders, which will be held on Wednesday, May 14, 2008 at 10:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. If the Annual Meeting is adjourned for any reason, then the proxies may be used at any adjournments of the Annual Meeting.

We are first sending the Notice of Meeting, this proxy statement, the enclosed proxy card and our Annual Report to Stockholders for the year ended December 31, 2007 to our stockholders on or about April 24, 2008.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 14, 2008

This proxy statement and the 2007 Annual Report to Stockholders are available for viewing, printing and downloading at www.cynosure.com/2008AnnualMeeting.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission, except exhibits, will be furnished without charge to any stockholder upon written or oral request to:

Cynosure, Inc

Attention: Investor Relations

5 Carlisle Road

Westford, Massachusetts 01886

Telephone: (978) 256-4200

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	The election of one class III classified director for the next three years;

2.	The election of four class B directors for the next year;

3.	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

4.	The transaction of other business, if any, that may properly come before the Annual Meeting or any adjournment of the meeting.

What is the difference between class A and class B common stock?

We have a dual class capital structure composed of class A common stock and class B common stock. Except as described below, the holders of class A common stock and class B common stock have identical rights and are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Until El.En. S.p.A., which held a majority of our shares prior to our December 2005 initial public offering and which currently owns approximately 23% of the aggregate number of our class A and class B common stock outstanding, beneficially owns less than 20% of the aggregate number of shares of our class A common stock and class B common stock outstanding, or less than 50% of the number of shares of our class B common stock outstanding, the holders of shares of our class B common stock will have the right, voting separately, to:

•	elect a majority of our board of directors (currently four of our seven directors, who are referred to as our class B directors);

•	approve amendments to our bylaws adopted by our class A and class B stockholders, voting as a single class; and

•

approve amendments to any provision of our certificate of incorporation relating to the rights of holders of common stock, the powers, election and classification of the board of directors, corporate opportunities and the rights of holders of class A common stock and class B common stock to elect and remove directors, act by written consent and call special meetings of stockholders.

As a result of our dual class capital structure, at the Annual Meeting:

•	holders of class A common stock and holders of class B common stock, voting together as a single class, will elect one classified director;

•	holders of class B common stock, voting alone as a class, will elect four class B directors; and

•

holders of class A common stock and holders of class B common stock, voting together as a single class, will vote on the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008.

Who can vote?

All stockholders of record at the close of business on Thursday, March 20, 2008, which we refer to as the record date, are entitled to vote at the Annual Meeting.

What shares will be entitled to vote at the Annual Meeting?

Our voting securities consist of our class A common stock, of which 9,560,089 shares were outstanding on the record date, and our class B common stock, of which 2,975,297 shares were outstanding on the record date. We refer to our class A common stock and our class B common stock, collectively, as our common stock. Each share outstanding on the record date is entitled to one vote, except that:

•

holders of our class A common stock and holders of our class B common stock vote together as a single class for the director who has been nominated by our board of directors, on the recommendation of our nominating and corporate governance committee, to be elected as our class III classified director, and

•	holders of our class B common stock vote as a separate class for the directors who have been nominated by our nominating and corporate governance committee, to be elected as our class B directors.

How many votes do I have?

Each share of our class A common stock or class B common stock that you owned on the record date entitles you to one vote on each matter that is voted on.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to read the instructions below and vote. Choose the method of voting that is easiest and most convenient for you and please cast your vote as soon as possible.

How do I vote?

You may vote in any of the following ways:

1. You may vote by mail. To vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you return. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR the election of the nominee for class III classified director and each of the class B directors listed below, and FOR the proposal to ratify the selection of our independent registered public accounting firm.

2. You may vote in person. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the meeting. Ballots will be available at the meeting.

Can I change my vote after I have voted my shares?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by doing any of the following:

•	sending us another signed proxy card with a later date;

•	giving our corporate secretary a written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. Under New York Stock Exchange rules applicable to banks and brokerage firms, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. Each of Proposals 1, 2 and 3 is a discretionary item under the Nasdaq rules, and accordingly, your bank or brokerage firm will be able to vote your shares if you do not give instructions on how to do so.

If your shares are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting on May 14, 2008. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. For the election of our class III classified director and ratification of the selection of our independent registered public accounting firm, a quorum consists of the holders of a majority of the combined voting power of our class A and class B common stock issued and outstanding and entitled to vote at the meeting, present or represented by proxy. For the election of our class B directors, a quorum consists of the holders of a majority of the voting power of our class B common stock, present or represented by proxy. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Shares of our common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

Election of class III classified director. The nominee for our class III classified director receiving a plurality of the votes cast by holders of our class A and class B common stock, voting together as a single class, at the meeting in person or by proxy, shall be elected to our board of directors as our class III classified director.

Election of class B directors. The nominees for class B directors receiving a plurality of the votes cast by holders of our class B common stock, at the meeting in person or by proxy, shall be elected to our board of directors as class B directors.

Ratification of the selection of our independent registered public accounting firm. The affirmative vote of the holders of a majority of shares of class A and class B common stock, voting together as a single class, voted at the meeting, in person or by proxy, is required for ratification of the selection of our independent registered public accounting firm.

How will votes be counted?

Each share of common stock is entitled to one vote, whether voted by a proxy executed by you or by a ballot voted in person at the meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a particular matter, if either (1) the holder of the shares abstains from voting on the matter or (2) the shares are broker non-votes, described below. As a result, abstentions and broker non-votes will have no effect on the outcome of voting at the meeting.

If you hold shares of common stock through a broker, bank or other representative, generally the broker, bank or representative may only vote the common stock in accordance with your instructions. However, if your representative does not timely receive instructions , your representative may only vote on those matters for which it has discretionary voting authority. If your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter.

Who will count the votes?

Our transfer agent and registrar, American Stock Transfer & Trust Company, will count, tabulate and certify the votes. A representative of American Stock Transfer & Trust Company will serve as the inspector of elections at the meeting.

How does the board of directors recommend that I vote on the proposals?

Our board of directors recommends that you vote:

•	FOR the election of the class III classified director nominee listed below;

•	FOR the election of the class B director nominees listed below; and

•	FOR the ratification of the selection of our independent registered public accounting firm.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

We are not aware of any other business to be conducted or matters to be voted upon at the meeting. Under our bylaws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the annual meeting was February 16, 2008. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results from the Annual Meeting in our Quarterly Report on Form 10-Q for the second quarter of 2008, which we expect to file with the Securities and Exchange Commission, or the SEC, in August 2008.

Can I recommend a candidate for Cynosure’s board of directors?

Yes. Stockholders may recommend director candidates for consideration by the nominating and corporate governance committee of our board of directors by submitting the stockholder’s name, address and number of shares of our stock held, as well as any other information required by our bylaws, the candidate’s name, age, address and resume to our corporate secretary at the address below. If a stockholder would like a candidate to be considered for inclusion in the proxy statement for our 2009 annual meeting, then the stockholder must follow the procedures for stockholder proposals outlined immediately below under “How and when may I submit a stockholder proposal for the 2009 annual meeting?” You can find more detailed information on our process for selecting board members and our criteria for board nominees in the section of this proxy statement entitled “Board Committees—Nominating and Corporate Governance Committee” and in the Corporate Governance Guidelines posted in the “Corporate Governance” section of the “Investor Relations” page of our website, www.cynosure.com.

How and when may I submit a stockholder proposal for the 2009 annual meeting?

If you are interested in submitting a proposal or information about a proposed director candidate for inclusion in the proxy statement for our 2009 annual meeting, you must follow the procedures outlined in Rule 14a-8 under the Securities Exchange Act of 1934, which we refer to as the Exchange Act. To be eligible for inclusion, we must receive your stockholder proposal or information about your proposed director candidate at the address noted below no later than December 25, 2008.

If you wish to present a proposal or a proposed director candidate at the 2009 annual meeting of stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice no later than February 3, 2009, but no sooner than January 14, 2009. However, if the date of the 2009 annual meeting is held before April 24, 2009 or after July 13, 2009, then we must receive the required notice of a proposal or proposed director candidate no earlier than the 120th day prior to the 2009 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2009 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first.

Any proposals, notices or information about proposed director candidates should be sent to:

Cynosure, Inc.

5 Carlisle Road

Westford, Massachusetts 01886

Attention: Corporate Secretary

How can I communicate with Cynosure’s board of directors?

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nominating and corporate governance committee, with the assistance of our senior management, is primarily responsible for monitoring and responding to communications from stockholders and other interested parties and for providing copies or summaries of communications to the other directors, as he considers appropriate.

All communications are forwarded to the chairman of the nominating and corporate governance committee and to the chairman of another committee of the board of directors, if the communication was addressed to the attention of another committee of the board of directors. The chairman of the nominating and corporate governance committee, in consultation, in the case of communications to be addressed by another committee of the board of directors, with the chairman of that committee, shall decide in each case whether any particular communication should be forwarded to some or all other members of the board of directors.

Our stockholders may send communications to our board of directors by forwarding them addressed to our corporate secretary, our board of directors or, in the case of matters concerning accounting, internal accounting controls and auditing, our audit committee, at the above address.

Who bears the costs of soliciting these proxies?

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

How can I obtain a copy of Cynosure’s Annual Report on Form 10-K?

Our Annual Report on Form 10-K is available in the “SEC Filings” section of the “Investor Relations” page of our website at www.cynosure.com. Alternatively, if you would like us to send you a copy of our Annual Report on Form 10-K (without exhibits), without charge, please contact:

Cynosure, Inc.

5 Carlisle Road

Westford, Massachusetts 01886

Attention: Investor Relations

(978) 256-4200

investor@cynosure.com

If you would like us to send you a copy of the exhibits listed on the exhibit index of our Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of our common stock, please contact our investor relations department at the address, telephone number or e-mail address listed above.

Householding of Annual Meeting materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write our investor relations department at the address, telephone number or e-mail address listed above. If you want to receive separate copies of our proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

PROPOSAL 1—ELECTION OF CLASS III CLASSIFIED DIRECTOR

(TO BE VOTED ON BY ALL STOCKHOLDERS)

Our board of directors is currently authorized to have seven members. Holders of our class B common stock, voting as a separate class, are entitled to elect four of our seven directors, and holders of our class A common stock and class B common stock, voting together as a single class, are entitled to elect our remaining three directors. We refer to the directors elected by the holders of class B common stock, voting as a separate class, as the class B directors and to the directors elected by the holders of class A common stock and class B common stock, voting together as a single class, as the classified directors. Our classified directors are divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. We have one class I classified director whose term expires at our 2009 annual meeting of stockholders, one class II director whose term expires at our 2010 annual meeting of stockholders and one class III director whose terms expires at this Annual Meeting of stockholders.

At this Annual Meeting, our stockholders will have an opportunity to vote for one nominee for class III classified director: Michael R. Davin. Mr. Davin is currently one of our classified directors, as well as our president and chief executive officer, and you can find more information about him in the section of this proxy statement entitled “INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS—Our Board of Directors.”

The persons named in the enclosed proxy card will vote to elect Mr. Davin as our class III classified director, unless you withhold authority to vote for his election by marking the proxy card to that effect. If elected, Mr. Davin will hold office until the 2011 annual meeting of stockholders and until his successor is elected and qualified. Mr. Davin has indicated his willingness to serve if elected. However, if he should be unable to serve, the persons named in the proxy card may vote the proxy for a substitute nominee nominated by our board of directors, or our board of directors may reduce the number of directors.

Our board of directors recommends a vote FOR the nominee for class III classified director.

PROPOSAL 2—ELECTION OF CLASS B DIRECTORS

(TO BE VOTED ON BY THE HOLDERS OF CLASS B COMMON STOCK ONLY)

Holders of our class B common stock, voting as a separate class, are entitled to elect four of our seven directors. We have four class B directors, each of whose terms expire at this Annual Meeting.

At this Annual Meeting, our class B stockholders will have an opportunity to vote for four nominees for class B directors: Ettore V. Biagioni, Andrea Cangioli, Leonardo Masotti and George J. Vojta. Each of the nominees is currently one of our class B directors, and you can find more information about each of the nominees for class B director in the section of this proxy statement entitled “INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS—Our Board of Directors.”

The persons named in the enclosed proxy card will vote to elect each of the nominees as our class B directors, unless you withhold authority to vote for the election of any nominee by marking the proxy card to that effect. If elected, each nominee for class B director will hold office until the 2009 annual meeting of stockholders and until his successor is elected and qualified. Each nominee has indicated his willingness to serve if elected. However, if any should be unable to serve, the persons named in the proxy card may vote the proxy for a substitute nominee nominated by our board of directors, or our board of directors may reduce the number of directors.

Our board of directors recommends a vote FOR each of the nominees for class B director.

PROPOSAL 3—RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(TO BE VOTED ON BY ALL STOCKHOLDERS)

The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008. Although stockholder approval of the audit committee’s selection of Ernst & Young is not required by law, we believe that it is important to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our audit committee will reconsider the selection. We expect that a representative of Ernst & Young LLP, which served as our independent registered public accounting firm for the year ended December 31, 2007, will be present at the Annual Meeting to respond to appropriate questions and make a statement if he or she wishes.

Our board of directors recommends a vote FOR the ratification of the selection of our independent registered public accounting firm.

We paid Ernst & Young LLP a total of $580,308 for professional services rendered for the year ended December 31, 2007 and $530,178 for professional services rendered for the year ended December 31, 2006. The following table provides information about these fees.

Fee Category	Fiscal 2007	Fiscal 2006
Audit Fees	$462,213	$434,738
Audit-Related Fees	$—	$—
Tax Fees	$118,095	$95,440
All Other Fees	$—	$—

Total Fees	$580,308	$530,178

Audit Fees. Audit fees consisted of fees for the audit of our annual financial statements, the review of the interim financial statements, the review of financial information included in our filings with the SEC and other professional services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Audit-related fees would consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”. We did not pay any audit related fees to Ernst & Young LLP in fiscal 2007 or 2006.

Tax Fees. Tax fees consisted of fees for tax compliance. Tax compliance services, which relate to the preparation of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for all of the total tax fees billed in fiscal 2007 and 2006.

All Other Fees. We did not pay any other fees to Ernst & Young LLP in fiscal 2007 or 2006.

The audit committee of our board of directors believes that the non-audit services described above did not compromise Ernst & Young LLP’s independence. The audit committee’s charter, which you can find in the “Corporate Governance” section of the “Investor Relations” page of our website, www.cynosure.com, requires that all proposals to engage Ernst & Young LLP for services, and all proposed fees for these services, be submitted to the audit committee for approval before Ernst & Young LLP may provide the services. None of the above fees were approved using the “de minimis exception” under SEC rules.

Pre-Approval of Audit and Non-Audit Services

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Our audit committee has also delegated to its chairman the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by the chairman of our audit committee pursuant to this delegated authority is reported to our audit committee at its next regularly scheduled meeting.

INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table contains information as of March 20, 2008 about the beneficial ownership of shares of our common stock by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our class A common stock or our class B common stock;

•	each of our directors and nominees for director;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 20, 2008 to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. As of March 20, 2008, there were 9,560,089 shares of our class A common stock outstanding and 2,975,297 shares of our class B common stock outstanding. Except as otherwise noted, the persons or entities in this table have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the street address of the beneficial owner is c/o Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886.

	Shares Beneficially Owned				% Total Voting Power(2)
	Class A Common Stock(1)		Class B Common Stock(1)

Name	Shares	%	Shares	%
5% Stockholders
El.En. S.p.A.(3)	—	—	2,938,628	98.8%	23.4%
Wells Fargo & Company(4)	907,494	9.5%	—	—	7.2%
The Vanguard Group, Inc.(5)	801,399	8.4%	—	—	6.4%
Copper Rock Capital Partners, LLC(6)	699,678	7.3%	—	—	5.6%
Directors and Officers
Michael R. Davin(7)	47,581	*	31,873	1.1%	*
Timothy W. Baker(8)	24,914	*	15,936	*	*
Douglas J. Delaney(8)	24,941	*	15,936	*	*
Ettore V. Biagioni(9)	5,833	*	3,333	*	*
Andrea Cangioli(10)	—	—	2,938,628	98.8%	23.4%
Paul F. Kelleher(11)	8,833	*	3,333	*	*
Leonardo Masotti(10)	—	—	2,938,628	98.8%	23.4%
Thomas H. Robinson(11)	15,833	*	3,333	*	*
George J. Vojta(9)	5,833	*	3,333	*	*
All executive officers and directors as a group (9 persons)(12)	133,741	1.4%	3,012,372	98.7%	24.7%

*	Less than 1%
(1)

Our class A common stock is not convertible into any other shares of our capital stock. Each share of class B common stock is convertible into one share of class A common stock at any time at the option of the holder. In addition, each share of class B common stock shall convert automatically into one share of class A common stock upon any transfer of such share of class B common stock, whether or not for value. The death of any holder of class B common stock who is a natural person will result in the conversion of his or her shares of class B common stock into class A common stock. Once converted into class A common stock, the class B common stock shall not be reissued. The information set forth in the table with respect to class A common stock does not reflect the shares of class A common stock that are issuable upon conversion of the shares of class B common stock listed in the table.

(2)	Percentage of total voting power represents voting power with respect to all shares of our class A and class B common stock, as a single class. Holders of our class A common stock and class B common stock are in each case entitled to one vote per share on all matters on which stockholders are entitled to vote, except holders of class B common stock have the right separately to elect and remove a majority of the members of our board of directors, to approve amendments to our bylaws adopted by our stockholders and to approve amendments to specified provisions of our certificate of incorporation. See “INFORMATION ABOUT THE ANNUAL MEETING AND VOTING—What is the difference between class A and class B common stock?”
(3)	Represents shares of class B common stock owned by El.En. S.p.A. The El.En. board of directors has voting and investment power for the shares held by El.En. The El.En. board of directors consists of eight persons, including Andrea Cangioli and the spouse of Leonardo Masotti. The address of El.En. is Via Baldanzese 17, Calenzano, 50041 Florence, Italy.
(4)	According to a Schedule 13G filed with the SEC on February 12, 2008, Wells Fargo & Company or certain of its affiliates beneficially owns 907,494 shares of our class A common stock. The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94163.
(5)	According to a Schedule 13G filed with the SEC on February 13, 2008, The Vanguard Group, Inc. or certain of its affiliates beneficially owns 801,339 shares of our class A common stock. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(6)

According to a Schedule 13G filed with the SEC on February 7, 2008, Copper Rock Capital Partners, LLC or certain of its affiliates beneficially owns 699,678 shares of our class A common stock. The address of Copper Rock Capital Partners, LLC is 200 Clarendon Street, 51st Floor, Boston, Massachusetts 02116.

(7)	Consists of the following shares issuable upon exercise of stock options within 60 days of March 20, 2008: 47,581 shares of class A common stock and 31,873 shares of class B common stock.
(8)	Consists of the following shares issuable upon exercise of stock options within 60 days of March 20, 2008: 24,914 shares of class A common stock and 15,936 shares of class B common stock.
(9)	Consists of the following shares issuable upon exercise of stock options within 60 days of March 20, 2008: 5,833 shares of class A common stock and 3,333 shares of class B common stock.
(10)	Represents shares of class B common stock owned by El.En. The El.En. board of directors has voting and investment power for the shares held by El.En. The El.En. board of directors consists of eight persons, including Andrea Cangioli and the spouse of Leonardo Masotti.
(11)	Includes the following shares issuable upon exercise of stock options within 60 days of March 20, 2008: 5,833 shares of class A common stock and 3,333 shares of class B common stock.
(12)	Includes 2,938,628 shares of class B common stock owned by El.En., 120,741 shares of class A common stock issuable upon exercise of stock options held by directors and executive officers and exercisable within 60 days of March 20, 2008 and 77,077 shares of class B common stock issuable upon exercise of stock options held by directors and executive officers and exercisable within 60 days of March 20, 2008.

Our Board of Directors

Set forth below is information about each member of our board of directors, including the nominee for election as our class III classified director and the nominees for election as our class B directors. This information includes each director’s age as of March 31, 2008 and length of service as a director of our company, his principal occupation and business experience for at least the past five years and the names of other publicly held companies of which he serves as a director. There are no family relationships among any of our directors, nominees for director and executive officers.

Classified Directors

Nominee for Class III Classified Director with Term Expiring in 2011 (Class III Classified Director)

Michael R. Davin. Age 50. Mr. Davin has been our president and chief executive officer and a director since September 2003, and became the chairman of our board of directors in October 2004. Mr. Davin has over 20 years of experience in the light-based technology field. From 1998 to 2003, Mr. Davin served as co-founder and vice president of worldwide sales and strategic development of Cutera, Inc., a provider of laser and other light-based aesthetic treatment systems. Prior to co-founding Cutera, Mr. Davin spent 11 years at Coherent Medical, Inc., a manufacturer of laser, optics and related equipment, in senior management positions in sales, marketing and clinical development.

Director Whose Term Expires in 2009 (Class I Classified Director)

Thomas H. Robinson. Age 49. Mr. Robinson has been a director since 2005. Since 1998, Mr. Robinson has served as managing partner of the North American medical technology practice, which includes the medical device, hospital supply/distribution and medical software areas, of Spencer Stuart, Inc., a global executive search firm. Since 2002, Mr. Robinson has been a member of Spencer Stuart’s board services practice, which assists corporations to identify and recruit outside directors. From 1998 to 2000, Mr. Robinson headed Spencer Stuart’s North American biotechnology specialty practice. From 1993 to 1997, Mr. Robinson served as president of the emerging markets business at Boston Scientific Corporation, a global medical devices manufacturer. From 1991 to 1993, Mr. Robinson also served as president and chief operating officer of Brunswick Biomedical, a cardiology medical device company.

Director Whose Term Expires in 2010 (Class II Classified Director)

Paul F. Kelleher. Age 65. Mr. Kelleher has been a director since 2005. From 1965 to 2000, Mr. Kelleher held various positions at Thermo Electron Corporation, an analytical instruments manufacturer, including serving as senior vice president, finance and administration from 1997 until he retired in 2000.

Class B Directors

Nominees for Class B Directors with Terms Expiring in 2009

Ettore V. Biagioni. Age 49. Mr. Biagioni has been a director since 2005. Since 2004, Mr. Biagioni has been a managing partner of Alothon Group LLC, a private equity firm which he co-founded. From 1998 to 2004, Mr. Biagioni served as head of the Latin America Private Equity Group of Deutsche Bank/Bankers Trust Company. Mr. Biagioni serves on the boards of directors of several private companies.

Andrea Cangioli. Age 42. Mr. Cangioli has been a director since 2002. Mr. Cangioli has served as a director and the general manager of El.En. since 1992. Mr. Cangioli also serves on the boards of other El.En. affiliated companies.

Leonardo Masotti. Age 69. Prof. Masotti has been a director since 2002. Prof. Masotti has been a full professor in electronics at the University of Florence, Italy since 1976, where he has also served as the director of the doctorate course in non destructive testing since 1989. Prof. Masotti has served as the president of the Research Consortium Centro Eccellenza Optronica in Florence, Italy since 1992. Prof. Masotti is a member of the Regional High Technology Director Board (Florence) as well as the editorial board of “Fisica Medica.” Prof. Masotti has been awarded 30 patents and is the author of 180 scientific and technical papers. Prof. Masotti’s wife is a director of El.En.

George J. Vojta. Age 72. Mr. Vojta has been a director since 2005. Mr. Vojta has served as chairman and chief executive officer of The Westchester Group LLC, a privately-held firm specializing in advisory, restructuring and investment services to financial institutions, since 2002. Since March 2003, Mr. Vojta has served as chairman of eStandards Forum, an international organization that promotes and monitors financial systems best practices. From 2000 to March 2004, Mr. Vojta served as president and director of Financial Services Forum, a global financial services non-profit public policy organization. Mr. Vojta is a director of Southeast Airport Group, an operator of Mexico airports, and a director of Urstadt Biddle Properties, a real estate investment trust. From 1984 to 1999, Mr. Vojta served as vice chairman of the board of directors and executive vice president of Bankers Trust Company.

Our Executive Officers

Our executive officers and their respective ages and positions as of March 31, 2008 are described below. Our officers serve until they resign or the board terminates their position. There are no family relationships among any of our directors, nominees for director and executive officers.

Michael R. Davin. Age 50. President, Chief Executive Officer and Chairman of the Board of Directors. For more information, see “Our Board of Directors” above.

Timothy W. Baker. Age 47. Executive Vice President, Chief Financial Officer and Treasurer. Mr. Baker has been our executive vice president, chief financial officer and treasurer since March 2004. From July 2003 to February 2004, Mr. Baker served as vice president, finance of Stryker Biotech, a division of Stryker Corporation, a medical products and services provider. From July 2000 to June 2003, Mr. Baker served as president and chief financial officer of Photoelectron Corp., a provider of miniature x-ray systems for radiation therapy. From January 1996 to July 2000, Mr. Baker served as the chief financial officer and vice president of operations of Radionics, Inc., a provider of surgical devices. Mr. Baker is a certified public accountant and holds an M.B.A. in operations management.

Douglas J. Delaney. Age 41. Executive Vice President, Sales. Mr. Delaney has been our executive vice president, sales since February 2005 and has worked in medical laser sales for more than ten years. From May 2004 until February 2005, Mr. Delaney was our vice president, North American sales, and from September 2003 until May 2004, he was our director of North American sales. From September 1999 to September 2003, Mr. Delaney served as national sales manager of Cutera.

CORPORATE GOVERNANCE

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines, committee charters and code of business conduct and ethics described below are available in the “Corporate Governance” section of the “Investor Relations” page of our website, www.cynosure.com. Alternatively, you can request a copy of any of these documents by writing to Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886, Attention: Investor Relations.

Corporate Governance Guidelines

The board has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of the board’s business, provide that:

•	the principal responsibility of the directors is to oversee our management;

•	a majority of the members of the board shall be independent directors;

•	the independent directors met regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable Nasdaq rules, a director of our company will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Messrs. Biagioni, Kelleher, Robinson or Vojta has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. Marketplace Rules.

Director Nomination Process

The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominating and corporate governance committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886, Attention: Corporate Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board of directors, by following the procedures set forth above under “How and when may I submit a stockholder proposal for the 2009 annual meeting?” Candidates nominated by stockholders in accordance with the procedures set forth in our bylaws will not be included in our proxy card for the next annual meeting.

Board Meetings and Attendance

The board met five times during the fiscal year ended December 31, 2007, either in person or by teleconference. During 2007, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. Three of our directors attended the 2007 annual meeting of stockholders.

Board Committees

Our board of directors has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a charter that has been approved by our board. Current copies of each committee’s charter are posted on the “Corporate Governance” section of the “Investor Relations” page of our website, www.cynosure.com.

Our board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from our independent registered public accounting firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating our board of directors’ oversight of internal control over financial reporting, disclosure controls and procedures and our code of business conduct and ethics;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the audit committee report required by the SEC rules.

The members of our audit committee in 2007 and during the review of our audited financial statements for 2007 were Messrs. Kelleher (Chairman), Robinson and Vojta. As of March 31, 2008, the members of our audit committee are Messrs. Kelleher (Chairman), Biagioni and Vojta. The board of directors has determined that Mr. Kelleher is an “audit committee financial expert” as defined by applicable SEC rules. The audit committee met eight times during 2007.

Compensation Committee

Our compensation committee’s responsibilities include:

•	reviewing and approving our chief executive officer’s compensation;

•	evaluating the performance of our executive officers and reviewing and approving the compensation of our other executive officers;

•	overseeing and administering, and making recommendations to the board of directors with respect to, our equity incentive plans;

•	reviewing and making recommendations to the board of directors with respect to director compensation; and

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 19 of this proxy statement; and

•	preparing the compensation committee report required by the SEC rules.

The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading “Executive and Director Compensation Processes.”

The members of our compensation committee in 2007 were Messrs. Robinson (Chairman), Biagioni and Kelleher. As of March 31, 2008, the members of our compensation committee are Messrs. Robinson (Chairman), Kelleher and Vojta. The compensation committee met 10 times during 2007.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee’s responsibilities include:

•	recommending to the board of directors the persons to be nominated for election as directors or to fill vacancies on the board of directors, and to be appointed to each of the board’s committees;

•	overseeing an annual review by the board of directors with respect to management succession planning;

•	developing and recommending to the board of directors corporate governance principles and guidelines; and

•	overseeing periodic evaluations of the board of directors.

The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described above under the heading “Director Nomination Process.”

The members of the nominating and corporate governance committee are Messrs. Vojta (Chairman), Biagioni and Kelleher. The nominating and corporate governance committee met four times during 2007.

Communicating with the Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nominating and governance committee, with the assistance of our corporate secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our corporate secretary considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board of directors should address such communications to Board of Directors, c/o Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886, Attention: Corporate Secretary.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on the “Corporate Governance” section of the “Investor Relations” page of our website, www.cynosure.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq Stock Market listing requirements concerning any amendments to, or waivers from, any provision of the code.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2007 and has discussed these financial statements with our management and our independent registered public accounting firm.

The audit committee has also received from, and discussed with, our registered public accounting firm various communications that our registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Our independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee has discussed with the registered public accounting firm their independence from our company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007.

By the Audit Committee of the Board of Directors of Cynosure, Inc.

Paul F. Kelleher, Chairman
Thomas H. Robinson
George J. Vojta

DIRECTOR COMPENSATION

We pay each of our directors who is not an employee of, or a spouse of an employee of, our company or El.En., whom we refer to as our non-employee directors, an annual retainer as well as a fee for attendance at board and board committee meetings for each day that a non-employee director attends board or board committee meetings in person or by telephone or videoconference. Our committee chairmen receive an additional annual retainer. Each of these committee chairmen is a non-employee director. We reimburse each non-employee member of our board of directors for out-of-pocket expenses incurred in connection with attending our board and committee meetings.

The compensation committee engaged DolmatConnell & Partners, Inc. in 2007 as independent outside compensation consultants to assess the competitiveness of our director compensation and to provide recommendations with respect to both the levels and structure of compensation for our directors. DolmatConnell assessed the competitiveness of director compensation through comparisons with peer groups and survey sources. In November 2007, based on the recommendations of DolmatConnell, the compensation committee adopted a new director compensation plan and made adjustments to annual retainers and meeting fees for our non-employee directors, effective in 2008, as set forth below.

Non-Employee Director Fee Type	2007 Amount	2008 Amount
Annual Retainer	$12,000	$22,500
Audit Committee Chair Retainer	$5,000	$12,000
Compensation Committee Chair Retainer	$2,500	$7,000
Governance Committee Chair Retainer	$2,500	$5,000
Meeting Fee (in-person attendance)	$2,500	$2,500
Meeting Fee (telephonic attendance)	$1,000	$1,000

As part of the adoption of the new director compensation plan, we also granted a one-time stock option grant to each of our non-employee directors to purchase 5,000 shares of class A common stock at an exercise price of $35.00 per share, which was the closing price of our class A common stock on the date of grant. These options vest quarterly over a three-year period.

Each new non-employee director receives an option to purchase 5,000 shares of class A common stock upon his or her appointment to our board of directors. These options will vest annually in three equal installments subject to the non-employee director’s continued service as a director. Thereafter, each non-employee director receives an annual grant of an option to purchase 6,000 shares of class A common stock at each year’s annual meeting after which he or she will continue to serve as a director, provided each such non-employee director has served on our board of directors for a least six months. These options vest in full on the first anniversary of the grant date, subject to the non-employee director’s continued service as a director. Each non-employee director stock option will have such terms as our board of directors may specify in the applicable option agreement, provided that no option will be granted to a non-employee director for a term in excess of 10 years. The exercise price of all of these options will equal the fair market value of our class A common stock on the date of grant.

Compensation for our directors, including cash and equity compensation, is determined and subject to adjustment by our board of directors.

2007 Director Compensation

The following table contains information regarding compensation for the non-employee members of our board of directors during the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Ettore V. Biagioni	$32,000	$40,566	$72,566
Andrea Cangioli	—	—	—
Paul F. Kelleher	$54,500	$40,566	$95,066
Leonardo Masotti	—	—	—
Thomas Robinson	$41,000	$40,566	$81,566
George J. Vojta	$37,000	$40,566	$77,566

(1)

The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2007 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payments, or FAS 123R, and thus include amounts attributable to stock options granted in and prior to 2007 under our 2005 Stock Incentive Plan. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 2 to our audited consolidated financial statements for the year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on March 13, 2008. The grant date fair value of each option award made to our non-employee directors during 2007 as determined in accordance with FAS 123R was $50,222. The following table shows the aggregate number of stock options held by each of our non-employee directors as of December 31, 2007.

Name	Stock Options (#)
Ettore V. Biagioni	15,000
Andrea Cangioli	0
Paul F. Kelleher	15,000
Leonardo Masotti	0
Thomas Robinson	15,000
George J. Vojta	15,000

Executive and Director Compensation Processes

The compensation committee has implemented an annual performance review program for our executives under which annual performance goals are determined early in each calendar year for each of our executive officers. These goals include both corporate goals and individual goals that facilitate the achievement of the corporate goals. Recommendations relating to the goals for our executive officers are developed by our chief executive officer and chief financial officer, and are presented by our chief executive officer to the compensation committee. The compensation committee then establishes the goals, and annual bonuses are tied to the achievement of these corporate and individual performance goals.

During the first calendar quarter of each year, we evaluate individual and corporate performance against the goals for the recently completed year. The chief executive officer presents to the compensation committee an evaluation of each of the other executive officers, as well as a recommendation by the chief executive officer for annual stock-based awards and bonuses, if any. These evaluations and recommendations are then discussed by the compensation committee, which approves bonuses and any other awards for the executives. In addition, during the fourth quarter of each year the chief executive officer makes recommendations to the compensation committee relating to annual base salary increases for the following year. These recommendations are discussed by the compensation committee, which approves the base salary of our executive officers. Annual base salary increases approved during the fourth quarter, if any, are generally effective as of January 1 of the following year.

The compensation committee has the authority, without approval of the board of directors, to retain and terminate any independent, third-party compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors.

COMPENSATION DISCUSSION AND ANALYSIS

The compensation committee of our board of directors oversees our executive compensation program. In this role, the compensation committee reviews and approves annually all compensation decisions relating to our executive officers.

Objectives and Philosophy of Our Executive Compensation Program

The fundamental objectives of our compensation policies are to attract, reward and retain high quality executives, to accomplish our short and long-term goals and, as a result, to enhance stockholder value. In order to achieve these goals, the compensation committee seeks to provide compensation opportunities that are competitive in the marketplace, both in terms of the overall levels of compensation and the individual components of compensation. We provide a portion of our executive compensation in the form of stock options that vest over time, which we believe helps to retain our executive officers and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation. The compensation committee intends that if an officer as an individual and our company as a whole achieve the individual and company performance goals determined by the compensation committee, then the officer should have an opportunity to receive compensation that is competitive with industry norms. In addition, the compensation committee intends that the compensation of each of our executive officers is commensurate with his or her position and responsibilities and equitable in comparison with the compensation of our other executive officers.

Roles of Executives in Establishing Executive Compensation. Michael Davin, our chief executive officer, and Timothy Baker, our chief financial officer, are actively involved in the executive compensation process. Mr. Davin reviews the performance of each of the executive officers (other than his own performance) and recommends to the compensation committee base salary increases and bonus and long-term incentive awards for such individuals. He provides the compensation committee with both short and long-term recommended financial and non-financial performance goals for our company that are used in our cash incentive plans to link pay with performance. Mr. Davin also provides his views to the compensation committee with respect to the executive compensation program’s ability to attract, retain and motivate the level of executive talent necessary to achieve our goals. Mr. Baker works with Mr. Davin to develop the recommended base salary increases, bonus levels and long-term incentive awards, and provides analysis on the ability of the executive compensation program to attract, retain, and motivate our executive team. Mr. Davin and Mr. Baker report their findings to the compensation committee, but do not participate in the compensation committee’s executive sessions.

Role of Compensation Consultant. The compensation committee engaged DolmatConnell & Partners, Inc. in 2007 as independent outside compensation consultants to develop an executive compensation strategy, to assess the competitiveness of our executive compensation and to provide recommendations with respect to both the levels and structure of compensation for our executives. DolmatConnell assessed the competitiveness of executive compensation through comparisons with peer groups and survey sources while additionally assessing our performance to ensure compensation levels were appropriately tied to performance. With the assistance of DolmatConnell, in December 2007 the compensation committee reviewed the compensation levels of our executive officers against compensation levels at peer group companies that were selected based on the following criteria:

•	companies that an outsider, with no knowledge of our internal deliberations on the topic, would agree offer reasonable comparisons for pay and performance purposes;

•	companies that generally overlap with the labor market for talent, but may not be identical;

•

companies with revenues of approximately one-half to two times our revenues, of which approximately 50% have higher revenues and 50% have lower revenues than we had (at the time of selection in 2007), with modest exceptions allowed for industry leaders;

•	companies whose business model, characteristics, growth potential, and human capital intensity are similar, though not necessarily identical, to ours;

•	public companies based in the United States whose compensation and firm financial data are available in proxy statements and Form 10-K filings; and

•	companies that are large enough to have similar executive positions, to ensure statistical significance.

Based on these criteria, the compensation committee selected the following companies in our peer group:

• AngioDynamics, Inc. • BioLase Technology, Inc. • Candela Corporation • Cutera, Inc. • IntrLase Corporation • IRIDEX Corporation • Misonix, Inc.	• Natus Medical Incorporated • Palomar Medical Technologies, Inc. • PhotoMedex, Inc. • The Spectranetics Corporation • SonoSite, Inc. • Thermage, Inc. • VNUS Medical Technologies, Inc.

Components of our Executive Compensation Program

The compensation committee considers the total compensation of each executive officer when making decisions about compensation.

Our compensation committee’s goal is to determine an appropriate mix between cash payments and equity incentive awards to meet short, intermediate and long-term goals and objectives. We do not have any formal or informal policy or target for allocating compensation by type of compensation. Instead, we have determined subjectively on a case-by-case basis the appropriate level and mix of the various compensation components designed to reward recent results and drive long-term company performance. The following charts illustrate the fiscal 2007 mix of compensation elements for our chief executive officer and our other executive officers on average, respectively.

Our executive compensation generally includes three components:

•	base salary;

•	cash bonuses and commissions; and

•	stock-based awards.

Base salary. The compensation committee seeks to establish base salaries for each position and level of responsibility that are competitive with those of executive officers in similar positions at other comparable companies. Base salaries are reviewed at least annually by our compensation committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Salary increases are based on individual performance, market conditions and company performance. To gauge market conditions, the compensation committee evaluates market data compiled by from DolmatConnell & Partners, independent compensation consultant. Base salaries are set upon review of market data provided to the compensation committee upon consideration of the executive officer’s experience, tenure, performance and potential. The compensation committee typically reviews officer salaries annually at the end of the fiscal year. In December 2007, with the assistance of DolmatConnell, the compensation committee reviewed the salaries of our named executive officers and made the following adjustments effective January 1, 2008: the annual base salary of Mr. Davin, our chief executive officer, increased from $285,000 to $455,000, an increase of 60%; the annual base salary of Timothy W. Baker, our chief financial officer, increased from $230,000 to $305,000, an increase of 33%; and the annual base salary of Douglas Delaney, our executive vice president, sales, increased from $147,000 to $240,000, an increase of 65%. The decision to increase those salaries was based on a determination by the compensation committee that the salaries of our executive officers should approximate the 75th percentile of salaries for similar officers in our peer group.

Cash Bonuses and Commissions. The compensation committee believes that cash bonuses and commissions are important to motivate and reward our executive officers. Pursuant to the terms of his employment agreement with us, Mr. Davin, our chief executive officer, is eligible to receive a cash bonus payment equal to 5% of our adjusted net profit for the year. For this purpose, adjusted net profit is defined as income from operations, excluding stock-based compensation, less a provision for income taxes calculated using a 34% tax rate. For 2007, Mr. Davin received a bonus of $836,682, which was equal to 5% of our 2007 adjusted net profit. Mr. Delaney, our executive vice president, sales, is entitled to receive commissions based on our sales, and for 2007, he received commission payments of $394,141. Mr. Baker, our chief financial officer, is eligible to receive a discretionary bonus payment targeted at 50% of his annual base salary, and for 2007, he received a discretionary bonus of $230,000, which was equal to 100% of his base salary. Our compensation committee awarded this bonus to Mr. Baker because we significantly exceeded our 2007 internal financial targets of revenue growth, gross margin expansion and operating income improvement approved by our Board of Directors as illustrated below:

	Target Performance Measure	Actual Result
Revenue growth:	34%	59%
Gross margin improvement:	390 Basis Points	620 Basis Points
Income from operations as a percentage of revenue:	9.3%	15.7%
Income from operations (in thousands):	$9,870	$19,577

Stock-based awards. The compensation committee uses stock-based awards to help align the interests of our executive officers with those of our stockholders and to encourage our executive officers to contribute to our long-term market performance. Traditionally, the compensation committee has granted stock-based awards to our executive officers in the form of stock options that vest in installments over three years, with an exercise price equal to the closing market price of our class A common stock on the date of grant, so that the officer will earn no compensation from his or her options unless the market price of our common stock increases beyond the exercise price. In determining the size of stock-based awards to our executive officers, our compensation committee considers our company-level performance, the applicable executive officer’s performance, the amount of equity previously awarded to the executive officer, the vesting of such awards and the recommendations of management.

The compensation committee recommends the annual long-term equity incentive grants to the executive officers at the first board meeting of each fiscal year, with the grant date being the second day of trading after the annual results of operations are announced, consistent with our insider trading policy. An exception to this policy has been with respect to the new hire of an executive officer, with the grant date being the hiring date. The exercise price and grant price of stock options, respectively, are the closing market price of our class A common stock on the Nasdaq Global Market on the grant date. We do not time the grant of equity awards in coordination with the release of material non-public information. In certain circumstances, the compensation committee may also consider discretionary long-term equity incentive awards for officers’ individual performance.

In reviewing the grant recommendations made by our management, the compensation committee considered:

•	each officer’s performance and contribution during the fiscal year;

•	competitive practices; and

•	the proportion of options granted to each named executive officer, and the named executive officers in aggregate, as a percentage of total options granted during the fiscal year.

In February 2007, we granted the following stock options to our named executive officers, each with an exercise price equal to the closing market price of our class A common stock on the date of grant: Mr. Davin—60,000; Mr. Baker—30,000 and Mr. Delaney—30,000. In August 2007, we granted additional option awards— for 20,000 shares of class A common stock for Mr. Davin and 10,000 shares of class A common stock for each of Mr. Baker and Mr. Delaney—because our financial performance significantly exceeded internal performance targets through the first six months of 2007.

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. The 401(k) plan includes a matching component where we will match 50 percent of an employee’s contribution up to a maximum of six percent of their wages, the match not to exceed $1,250 for the year ended December 31, 2007. The allowable maximum company match was increased to $2,500 for 2008 and we amended the 401(k) plan to match each employee’s contribution on a dollar-for-dollar basis, not to exceed the maximum company match of $2,500. The employee contributions are subject to the maximum limitations as set forth in the Internal Revenue Code of 1986, as amended.

During 2007, our aggregate matching contributions to the named executive officers was $3,750.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally prohibits public companies from taking a tax deduction for compensation over $1,000,000 paid to its chief executive officer and each such other officer whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the four most highly compensated executive officers, unless certain requirements are met. In general, the compensation committee seeks to structure the stock-based compensation granted to our executive officers to allow the company to deduct such officers’ compensation; however, it is possible that compensation from such executive officers’ stock-based compensation may not be exempted from Section 162(m). In addition, the compensation committee may choose from time to time to authorize executive compensation that is not exempt from the $1,000,000 limit if the compensation committee believes the compensation is appropriate and in the best interests of our company and our stockholders, after taking into consideration general business conditions and the performance of our executives. For example, the salary and cash bonuses we pay to our named executive officers do not qualify for the deduction under Section 162(m), but the compensation committee believes that the benefits derived from that compensation outweigh any tax benefit to us.

EXECUTIVE COMPENSATION

Compensation Summary

The following table contains information with respect to the compensation for the periods indicated of our chief executive officer, chief financial officer and the other most highly compensated executive officer serving as executive officer at the end of the last completed fiscal year other than the chief executive officer and chief financial officer. We refer to the executive officers identified in this table as the “named executive officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary		Bonus			Option Awards(1)		All Other Compensation		Total
Michael R. Davin President and Chief Executive Officer	2007 2006	$ $	283,769 252,116	$ $	836,682 456,582		$ $	936,261 456,779	— —	(2) (2)	$ $	2,057,962 1,220,983

Timothy W. Baker Executive Vice President, Chief Financial Officer and Treasurer	2007 2006	$ $	229,389 213,654	$ $	230,000 107,500		$ $	488,500 241,896	— —	(2) (2)	$ $	949,139 563,550

Douglas J. Delaney Executive Vice President, Sales	2007 2006	$ $	146,626 136,971	$ $	394,141 258,932	(3) (3)	$ $	488,500 241,896	— —	(2) (2)	$ $	1,030,517 638,299

(1)	The amounts shown in this column reflect the dollar amounts recognized for financial statement reporting purposes for the year ended December 31, 2007 in accordance with FAS 123R and thus include amounts attributable to stock options granted in and prior to 2007 under our 2005 Stock Incentive Plan and 2004 Stock Option Plan. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 2 to our audited consolidated financial statements for the year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on March 13, 2008.
(2)	We did not pay “All Other Compensation” to such named executive officers that exceeded $10,000.
(3)	Mr. Delaney receives commissions rather than cash bonuses.

Grants of Plan-Based Awards

The following table shows information concerning grants of plan-based awards made during 2007 to the named executive officers.

2007 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Michael R. Davin	2/14/07	60,000	$22.65	$889,800
	8/8/07	20,000	$28.34	$370,000

Timothy W. Baker	2/14/07	30,000	$22.65	$444,900
	8/8/07	10,000	$28.34	$185,000

Douglas J. Delaney	2/14/07	30,000	$22.65	$444,900
	8/8/07	10,000	$28.34	$185,000

(1)	Based on the fair market value of our class A common stock on the date of grant.

(2)	The amounts shown in this column represent the grant date fair value of each equity award as determined in accordance with FAS 123R.

All stock options were granted under our 2005 stock incentive plan. The stock options vest over three years at the rate of 8.33% every three months subsequent to the date of grant. Vested stock options terminate upon the earlier of thirty-days following termination of employment, subject to certain exceptions, or ten years from the date of grant.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding unexercised stock options held by the named executive officers as of December 31, 2007. The named executive officers did not hold any stock awards as of December 31, 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Michael R. Davin	—	33,000	$3.00	10/1/2014	(1)
	—	54,500	$3.00	10/1/2014	(1)
	—	10,222	$4.50	5/17/2015	(1)
	—	19,778	$4.50	5/17/2015	(1)
	—	25,001	$17.45	5/8/2016	(2)
	—	26,667	$17.61	11/20/2016	(2)
	14,999	45,001	$22.65	2/14/2017	(2)
	1,666	18,334	$28.34	8/8/2017	(2)

Timothy W. Baker	—	10,750	$3.00	10/1/2014	(1)
	—	33,000	$3.00	10/1/2014	(1)
	—	9,778	$4.50	5/17/2015	(1)
	—	5,222	$4.50	5/17/2015	(1)
	—	15,001	$17.45	5/8/2016	(2)
	—	13,334	$17.61	11/20/2016	(2)
	7,499	22,501	$22.65	2/14/2017	(2)
	833	9,167	$28.34	8/8/2017	(2)

Douglas J. Delaney	—	10,750	$3.00	10/1/2014	(1)
	—	33,000	$3.00	10/1/2014	(1)
	—	9,778	$4.50	5/17/2015	(1)
	—	5,222	$4.50	5/17/2015	(1)
	—	15,001	$17.45	5/8/2016	(2)
	—	13,334	$17.61	11/20/2016	(2)
	7,499	22,501	$22.65	2/14/2017	(2)
	833	9,167	$28.34	8/8/2017	(2)

(1)	The stock options were granted under our 2004 Stock Option Plan and vest 25% on the first anniversary of the date of grant and 6.25% on the first day of each calendar quarter thereafter. The grant date of each option is listed in the table below by expiration date.

Expiration Date	Grant Date
10/1/2014	10/1/2004
5/17/2015	5/17/2005

(2)	The stock options were granted under our 2005 Stock Incentive Plan and vest 8.33% on the first day of each calendar quarter subsequent to the date of grant. The grant date of each option is listed in the table below by expiration date.

Expiration Date	Grant Date
5/8/2016	5/8/2006
11/20/2016	11/20/2006
2/14/2017	2/14/2007
8/8/2017	8/8/2007

Option Exercises and Stock Vested

The following table sets forth information regarding the exercise of stock options by the named executive officers during 2007. Our named executive officers did not hold any shares of restricted stock during 2007, so no restricted stock held by our named executive officers vested in 2007.

2007 OPTION EXERCISES

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)
Michael R. Davin	391,573	$9,526,775
Timothy W. Baker	171,790	$4,088,957
Douglas J. Delaney	206,669	$5,086,643

(1)	Represents the difference between the exercise price and the fair market value of our class A common stock on the date of exercise.

Potential Payments upon Termination or Change in Control

The table below shows the estimated incremental value transfer to each named executive officer under various scenarios relating to a termination of employment. The tables below assume that such termination occurred on December 31, 2007. The actual amounts that would be paid to any named executive officer can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated amounts listed below are in addition to any retirement, welfare and other benefits that are available to our full-time employees generally.

	Retirement, Resignation or Termination for Cause	Termination without Cause	Resignation for Good Reason	Termination Following Change-in- Control
Michael R. Davin
Severance Payment(1)	—	$570,000	$570,000	$570,000
Value of Accelerated Vesting of Equity Compensation(2)	—	—	—	$3,344,266

Total	—	$570,000	$570,000	$3,914,266

Timothy W. Baker
Severance Payment	—	—	—	—
Value of Accelerated Vesting of Equity Compensation(2)	—	—	—	$1,694,669

Total	—	—	—	$1,694,669

Douglas J. Delaney
Severance Payment(1)	—	$147,000	$147,000	$147,000
Value of Accelerated Vesting of Equity Compensation(2)	—	—	—	$1,694,669

Total	—	$147,000	$147,000	$1,841,669

(1)	Mr. Davin and Mr. Delaney are each also entitled to receive base salary, accrued bonus and benefits then in effect, prorated to the date of termination.
(2)

The vesting of equity compensation may be accelerated by our Board of Directors in its discretion in specified circumstances in connection with a change in control. In addition, under our 2004 Stock Option Plan upon the termination without cause or a resignation for good reason of option holders within six months of the change in control, then outstanding options will accelerate by one year. Under our 2005 Stock

Incentive Plan, all outstanding options will become immediately exercisable in full if the option holder is terminated without cause or resigns for good reason within 18 months of the change of control. The value of the accelerated vesting of equity compensation was calculated by multiplying the number of shares underlying the portion of stock options that would accelerate upon a termination following a change in control by $26.46, the closing market price of our common stock on December 31, 2007, and then deducting the aggregate exercise price for the options.

Employment Agreements

Michael R. Davin. Pursuant to an employment agreement entered into in September 2003, we employ Mr. Davin as our chief executive officer. Under this agreement, Mr. Davin was entitled to an annual base salary of $180,000 for the first year of his employment with us and to an annual base salary of $205,000 thereafter, subject to adjustment upon annual review by our board of directors. Mr. Davin’s annual base salary has been adjusted by our board of directors and is currently $455,000. The agreement provides for bonus payments of 10% of our adjusted net profit for each of 2004 and 2005, a bonus payment of 7.5% of our adjusted net profit for 2006 and a bonus payment of 5% of our adjusted net profit for each subsequent year.

For purposes of Mr. Davin’s employment agreement, adjusted net profit is calculated based on our operating profit, excluding specified write-offs and non-recurring charges or gains, adjusted for an assumed fixed tax rate. Mr. Davin’s employment agreement does not have a term; however he or we may terminate his employment for any reason upon 30 days’ notice. Upon the termination of his employment other than for cause, or if he terminates his employment for good reason, Mr. Davin has the right to receive a severance payment equal to 24 months of his base salary then in effect. Mr. Davin is not entitled to severance payments if we terminate him for cause or if he resigns without good reason. Pursuant to this agreement, except as provided in the following sentence, Mr. Davin is prohibited from competing with us and soliciting our customers, prospective customers or employees for a period of two years if we terminate him for any reason or if he terminates his employment for good reason. This non-competition period is one year if Mr. Davin voluntarily resigns and does not receive severance payments.

Douglas J. Delaney. Pursuant to an employment agreement entered into in September 2003, we employ Mr. Delaney as our executive vice president, sales. Under this agreement, Mr. Delaney is entitled to an annual base salary of $100,000, subject to adjustment upon annual review by our board of directors. Mr. Delaney’s annual base salary has been adjusted by our board of directors and is currently $240,000. Mr. Delaney is also eligible to earn discretionary incentive bonuses. The agreement also provides for a monthly automobile allowance of $700. Mr. Delaney’s employment agreement does not have a term; however he or we may terminate his employment for any reason upon 30 days’ notice. Upon the termination of his employment by us other than for cause, or if he terminates his employment for good reason, Mr. Delaney has the right to receive a severance payment equal to 12 months of his base salary then in effect. Mr. Delaney is not entitled to severance payments if we terminate him for cause of if he resigns without good reason. Pursuant to this agreement, Mr. Delaney is prohibited from competing with us and from soliciting our customers, prospective customers or employees for a period of one year after termination of his employment for any reason.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with the company’s management. Based on such review and discussion with management, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2007.

By the Compensation Committee of the Board of Directors of Cynosure, Inc.

Thomas H. Robinson, Chairman
Ettore V. Biagioni
Paul F. Kelleher

Compensation Committee Interlocks and Insider Participation

During 2007 the compensation committee consisted of Messrs. Robinson (Chairman), Biagioni and Kelleher. None of Messrs. Robinson (Chairman), Biagioni and Kelleher has ever been an officer or employee of Cynosure. No member of the compensation committee had any relationship with us during fiscal 2007 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee.

Securities Authorized for Issuance under our Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2007. Our 2005 Stock Incentive Plan was adopted by our board of directors on August 8, 2005 and approved by our stockholders on December 8, 2005. We will grant no further awards under our 1992 stock option plan or our 2004 stock option plan.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans(1)
Equity compensation plans that have been approved by our stockholders(2)	1,355,797	$17.32	258,838
Equity compensation plans that have not been approved by our stockholders	—	—	—

Total	1,355,797	$17.32	258,838

(1)	In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2007, all of the shares available for grant under the 2005 Stock Incentive Plan may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards.
(2)	Consists of our 1992 Stock Option Plan, our 2004 Stock Option Plan and our 2005 Stock Incentive Plan.

RELATED-PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the board’s audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

Since January 1, 2007, we have engaged in the following transactions with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates of our directors, executive officers and 5% stockholders:

Arrangements with El.En.

Distribution Relationship. Since 2002, we have distributed products that are developed and manufactured by El.En., which immediately currently owns approximately 23% of our aggregate outstanding capital stock. The following table sets forth our payments and indebtedness to El.En. pursuant to these distribution arrangements during the 2007 fiscal year:

	Payments to El.En. During Period	Trade Payables at Period End
Fiscal year ended December 31, 2007	$8,131,000	$2,311,000

Indemnification Agreement. Pursuant to the underwriting agreement relating to our initial public offering, we and El.En. have agreed to indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make because of any of those liabilities. We and El.En. entered into an agreement prior to the closing of our initial public offering providing that:

•	we and El.En. will give prompt notice to the other party of any claim for indemnification under the underwriting agreement;

•

we will have the right to assume the defense of any action for which indemnification is sought from us or El.En., and El.En. will not settle or compromise any such action without our prior written consent; and

•

subject to El.En.’s compliance with the obligations listed above, in the event and to the extent El.En. is required to make any indemnity payments to the underwriters pursuant to the underwriting agreement, and such indemnity payments relate to matters as to which El.En. had no knowledge after reasonable inquiry, we will reimburse El.En. for such indemnity payments actually paid to the underwriters.

This agreement does not affect the respective liability of us and El.En. to the underwriters pursuant to the underwriting agreement.

Davin Consulting Arrangement. Since September 2003, Mr. Davin, our president, chief executive officer and chairman, has provided consulting services to El.En. regarding laser industry marketing, for which El.En. paid Mr. Davin $55,000 in 2007. In connection with his consulting services to El.En., in November 2003 El.En. granted Mr. Davin an option to purchase 20,000 ordinary shares of El.En.’s capital stock at an exercise price of 15.78 euros per share, 10,000 of which were purchased in the period from August 15, 2005 through September 30, 2005 and 10,000 of which were purchased in the period from November 18, 2005 through December 31, 2005. Additionally, in May 2005, El.En. granted Mr. Davin an option to purchase 20,000 ordinary shares of El.En.’s capital stock at an exercise price of 24.33 euros per share, 10,000 of which may be purchased from May 15, 2006 through July 16, 2007 and 10,000 of which may be purchased from May 15, 2007 through July 16, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and written representations by the persons required to file these reports, during the year ended December 31, 2007, the reporting persons complied with all Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Stockholder Proposals Included in Proxy Statement

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2009, stockholder proposals must be received at our principal executive offices no later than December 25, 2009, which is no less than 120 calendar days before the date our proxy statement was released to stockholders in connection with the prior year’s annual meeting of stockholders. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s annual meeting on May 14, then the deadline is a reasonable time before we begin to print and mail proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

We must receive other proposals of stockholders (including director nominations) intended to be presented at the 2009 Annual Meeting of Stockholders but not included in the proxy statement by February 13, 2009, but not before January 14, 2009, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, in the event the 2009 Annual Meeting is scheduled to be held on a date before April 24, 2009, or after July 13, 2009, which are dates 20 days before or 60 days after the anniversary date of the immediately preceding annual meeting, then your notice may be received by us at our principal executive office not later than the close of business on the later of (1) the 90th day before the scheduled date of such annual meeting or (2) the 10th day after the day on which we first make a public announcement of the date of such annual meeting. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2009 Annual Meeting. In certain cases, notice may be delivered later if the number of directors to be elected to the board of directors is increased.

Each stockholder’s notice for a proposal must be timely given to our corporate secretary at the address of our principal executive offices. Each notice generally is required to set forth as to each matter proposed to be brought before an annual meeting certain information and must meet other requirements specified in our bylaws, as determined by us, including (1) a brief description of the business the stockholder desires to bring before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on our stock transfer books, of the stockholder proposing such business, (3) the class and number of shares beneficially owned by the stockholder making the proposal, (4) a description of all arrangements or understandings between such stockholder and any other persons in connection with the proposal and any material interest of the stockholder in such business, (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (6) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or otherwise to solicit proxies from stockholders in support of such proposal.

For nominations, a stockholder’s notice to our corporate secretary generally must set forth information specified in our bylaws, as determined by us, as to each person proposed to be nominated, including (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of our shares which are beneficially owned by such person on the date of such stockholder notice, (4) the consent of each nominee to serve as a director if elected and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to the rules of the SEC. The notice must also set forth as to the stockholder giving the notice (1) the name and address, as they appear on our transfer books, of such stockholder and of any beneficial owners of our capital stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (2) the class and number of our shares held of record, beneficially owned or represented by proxy by such stockholder, (3) a description of all arrangements or understandings between such stockholder and any other persons in connection with the nomination, (4) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named it its notice and (6) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee or otherwise to solicit proxies from stockholders in support of such nomination.

The foregoing time limits also apply to determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. These rules are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement. In addition, stockholders are required to comply with any applicable requirements of the Exchange Act and the rules and regulations thereunder.

HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886, Attention: Investor Relations.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886, Attention: Investor Relations. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886, Attention: Investor Relations.

MISCELLANEOUS

Even if you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy and vote in person. A postage-paid, return-addressed envelope is enclosed for your convenience. No postage need be affixed if mailed in the United States. Your cooperation in giving this your immediate attention will be appreciated.

You may obtain a copy of our annual report (without exhibits) filed with the Securities and Exchange Commission on Form 10-K for our 2007 fiscal year without charge upon written request to: Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886, Attention: Investor Relations.

OTHER MATTERS

The board of directors knows of no other matters to be brought before the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments thereof, the persons named in the proxies will vote upon such matters in accordance with their best judgment.

ANNUAL MEETING OF STOCKHOLDERS OF

CYNOSURE, INC.

May 14, 2008

CLASS A COMMON STOCK

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

i   Please detach along perforated line and mail in the envelope provided.  i

¢    20003000000000001000 4                                                                                               051408

CYNOSURE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEE AND A VOTE

“FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

AS SHOWN HERE ☒

1.	To elect the following nominee for class III classified director to serve for the next three years:		2. [Class A Stockholders Are Not Eligible to Vote for Election of Class B Directors.]

☐	NOMINEE:			FOR	AGAINST	ABSTAIN
	FOR THE NOMINEE Michael R. Davin		3. To ratify the selection of Ernst & Young LLP as Cynosure’s independent registered public accounting firm for the year ending December 31, 2008.	☐	☐	☐

☐	WITHHOLD AUTHORITY FOR THE NOMINEE

In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Annual Meeting or any adjournments of the meeting. The proxy holders will vote your shares as you direct below. If you leave any matter on this proxy card blank, the proxy holders will vote your shares as recommended by Cynosure’s board of directors. Your attendance at the Annual Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.

IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS BELOW. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” THE ELECTION OF DIRECTOR NOMINEE AND “FOR” PROPOSAL 3.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Mark box at right if you plan to attend the meeting ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢	¢

1                    ¢

CYNOSURE, INC.

CLASS A COMMON STOCK PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 14, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the reverse side, you acknowledge that you have received notice of the Annual Meeting of Stockholders and the board of directors’ proxy statement for the Annual Meeting, you revoke all prior proxies, and you appoint Michael R. Davin and Timothy W. Baker, and each of them, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Annual Meeting of Stockholders of CYNOSURE, INC. to be held on Wednesday, May 14, 2008 at 10:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and any adjournments of the meeting, and (2) vote all shares of Cynosure stock that you are entitled to vote and otherwise act on your behalf upon the following matters proposed by Cynosure, with all the powers you would possess if you were personally present. None of the following proposals is conditioned upon the approval of any other proposal.

(Continued and to be signed on the reverse side.)

COMMENTS:

¢	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

CYNOSURE, INC.

May 14, 2008

CLASS B COMMON STOCK

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

i   Please detach along perforated line and mail in the envelope provided.  i

¢    20530000000000001000 6                                                                                               051408

CYNOSURE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSAL3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN

1. & 2. To elect the following nominee for class III classified director to serve for the next three years and the following nominees for class B directors to serve for the next year (except as marked below):

				3. To ratify the selection of Ernst & Young LLP as Cynosure’s independent registered public accounting firm for the year ending December 31, 2008.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES	O Michael R. Davin O Ettore V. Biagioni	Class III Class B
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O Andrea Cangioli O Leonardo Masotti O George J. Vojta	Class B Class B Class B

In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Annual Meeting or any adjournments of the meeting. The proxy holders will vote your shares as you direct below. If you leave any matter on this proxy card blank, the proxy holders will vote your shares as recommended by Cynosure’s board of directors. Your attendance at the Annual Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.

IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS BELOW. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND “FOR” PROPOSAL 3.

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Mark box at right if you plan to attend the meeting ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

¢

CYNOSURE, INC.

CLASS B COMMON STOCK PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 14, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the reverse side, you acknowledge that you have received notice of the Annual Meeting of Stockholders and the board of directors’ proxy statement for the Annual Meeting, you revoke all prior proxies, and you appoint Michael R. Davin and Timothy W. Baker, and each of them, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Annual Meeting of Stockholders of CYNOSURE, INC. to be held on Wednesday, May 14, 2008 at 10:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and any adjournments of the meeting, and (2) vote all shares of Cynosure stock that you are entitled to vote and otherwise act on your behalf upon the following matters proposed by Cynosure, with all the powers you would possess if you were personally present. None of the following proposals is conditioned upon the approval of any other proposal.

(Continued and to be signed on the reverse side.)

COMMENTS:

¢	14475	¢